Exhibit 5.1

September 15, 2016

Callidus Software Inc.
4140 Dublin Blvd., Suite 400
Dublin, California 94568

Gentlemen/Ladies:
At your request, we have examined the Registration Statement on Form S-3 (“Registration Statement”) filed by Callidus Software Inc., a Delaware corporation (“Company”), with the Securities and Exchange Commission (“Commission”) on September 13, 2016 in connection with the registration under the Securities Act of 1933, as amended (“Securities Act”), of an aggregate of 5,865,000 shares (“Shares”) of the Company’s Common Stock, $0.001 par value per share (“Common Stock”) The Shares may be sold by the Company as set forth in the Registration Statement, the prospectus contained within the Registration Statement (“Prospectus”), supplements to the Prospectus (each, a “Prospectus Supplement”) and any free writing prospectus (each, a “Free Writing Prospectus”).
In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of originals or copies of the following documents: the Company’s Amended and Restated Certificate of Incorporation, filed with the Delaware Secretary of State on November 20, 2003 and certified by the Delaware Secretary of State on September 12, 2016 (“Restated Certificate”) and the Company’s Second Amended and Restated Bylaws, certified by an officer of the Company on the date hereof (“Bylaws”); the Registration Statement, (together with the exhibits filed as a part thereof or incorporated therein by reference); the Prospectus; certain corporate proceedings of the Company’s board of directors (“Board”), the Pricing Committee of the Board (“Pricing Committee”) and/or stockholders approving the adoption of the Restated Certificate and the Bylaws, and the filing of the Registration Statement and related matters; the following securities records of the Company, which the Company has confirmed to us to be a complete record of all its securities issuances, including all issued and outstanding shares of the Company’s capital stock, all options to purchase the Company’s capital stock and all conversion privileges or rights to purchase or otherwise acquire from the Company shares of the Company’s capital stock: (a) those records provided by the Company to us (consisting of a statement prepared by the Company as to the number of issued and outstanding options, warrants and other rights to purchase or otherwise acquire from the Company any shares of the Company’s capital stock and any additional shares of the Company’s capital stock reserved for future issuance in connection with the Company’s stock option and stock purchase plans and all other plans, options, warrants, agreements or rights of any kind to purchase or otherwise acquire from the Company any shares of the Company’s capital stock as of September 14, 2016) and (b) a confirmation from American Stock Transfer and Trust Company, LLC, the Company’s transfer agent, dated September 15, 2016, regarding the Company’s issued and outstanding shares of Common Stock as of September 14, 2016; the Current Report on Form 8-K to be filed by the Company with the Commission with which this opinion is filed as an exhibit (the “Form 8-K”); the Underwriting Agreement by and among the Company, Piper Jaffray & Co., and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named on Schedule A thereto, dated September 15, 2016 (the “Underwriting Agreement”); and an Opinion Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (“Opinion Certificate”).
In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, and the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us. As to matters of fact relevant to this opinion, we have assumed the current accuracy and completeness of the information included in the documents referred to above and the representations and warranties made by representatives of the Company to us, including, but not limited to, those set forth in the Opinion Certificate.
We have also assumed that the certificates representing the Shares, if any, will be, when issued, properly signed by authorized officers of the Company or their agents. Furthermore, to the extent that the Company issues any uncertificated capital stock, we assume that the issued shares of Common Stock will not be reissued by the Company in uncertificated form until any previously issued stock certificates representing such issued Shares have been surrendered to the Company in accordance with Delaware General Corporation Law Section 158 and that the Company will properly register the transfer of shares of Common Stock to the purchasers of such shares of Common Stock on the Company’s record of uncertificated securities.
We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than the Delaware General Corporation Law in effect on the date hereof (such above-described laws being collectively hereinafter referred to as the “Applicable Laws”).
In connection with our opinion expressed herein we have assumed that, at or prior to the time of the issuance and delivery of the Shares in connection with the Registration Statement: (i) the Prospectus, the applicable Prospectus Supplement and any applicable Free Writing Prospectus, the Registration Statement (and any amendments thereto) will have been declared effective under the Securities Act; (ii) the registration effected by the Registration Statement will then be in effect and will apply to such Shares and will not have been modified or rescinded; (iii) at the time of the offer, issuance and sale of the Shares, no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect; (iv) there will not have occurred any change in the law or the facts affecting the validity or enforceability of the Shares; (v) no future amendments will be made to the Restated Certificate that would be in conflict with or inconsistent with the Company’s right, power, authority and ability to legally issue all of the Shares; (vi) at the time of each offer, issuance and sale of any Shares in connection with the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any applicable Free Writing Prospectus, the Company will have a sufficient number of authorized and unissued Shares of Common Stock under its Certificate of Incorporation to be able to issue all such Shares and all other shares of Common Stock the Company is then obligated to issue pursuant to any other obligations of the Company and without the breach or violation of any other contract, commitment or obligation of the Company; (vii) all purchasers of Shares will timely pay in full to the Company all amounts they have agreed to pay to purchase such Shares, which amounts shall not be less than the full aggregate par value of the Shares being issued; and (viii)  the issuance and delivery of such Shares and the compliance by the Company with the terms of such Shares will not violate any applicable law or result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.
We are basing this opinion on our understanding that, prior to issuing any Shares, the Company will afford us an opportunity to review the operative documents pursuant to which such Shares are to be issued (including the Registration Statement, the Prospectus and the applicable Prospectus Supplement and any applicable Free Writing Prospectus, as then in effect and all authorizations of the issuance of such Shares by the Board or an Authorized Board Committee) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate with respect to such Shares. We also assume the Company will (i) timely file any and all supplements to the Registration Statement and Prospectus as are necessary to comply with applicable laws in effect from time to time, and (ii) duly amend its Restated Certificate to increase the authorized number of shares of its Common Stock if the number of the Shares to be sold pursuant to the Registration Statement would cause the Company to issue more Shares than are then authorized under its Restated Certificate but are not outstanding or reserved for issuance under other then outstanding securities of the Company. However, we undertake no responsibility to monitor the Company’s future compliance with applicable laws, rules or regulations of the Commission or other governmental body.
In accordance with Section 95 of the American Law Institute’s Restatement (Third) of the Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions in connection with the issuance of securities pursuant to a registration statement of the type described herein.
Based upon the foregoing, it is our opinion that the Shares to be issued and sold pursuant to the Registration Statement, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, the Prospectus, any Prospectus Supplement and any Free Writing Prospectus and in accordance with the resolutions authorizing such issuance duly to be adopted by the Board and/or by the Pricing Committee, will be validly issued, fully paid and nonassessable.
We consent to the use of this opinion as an exhibit to the Form 8-K and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.
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This opinion is intended solely for use in connection with issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose. In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks only as of, the date of this letter first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any opinion expressed herein.
Very truly yours,
Fenwick & West LLP

/s/ Fenwick & West LLP